Exhibit 21.1
List of Subsidiaries

1.	LaSalle Hotel Operating Partnership, L.P.	45.	LHO Tom Joad Circle DC, L.L.C.
2.	LHO Hollywood Financing, Inc. (QRS)	46.	LHO Mission Bay Rosie Hotel, L.L.C.
3.	LHO New Orleans Financing, Inc.	47.	LHO Mission Bay Rosie Hotel, L.P.
4.	LHO Hollywood LM, L.P.	48.	LHO Mission Bay Rosie Lessee, Inc.
5.	LHO New Orleans LM, L.P.	49.	LHO Alexis Hotel, L.L.C.
6.	LHO Viking Hotel, L.L.C.	50.	LHO Alexis Lessee, L.L.C.
7.	LHO Harborside Hotel, L.L.C.	51.	LHO Chicago River, L.L.C.
8.	LHO Mission Bay Hotel, L.P.	52.	LHO Chicago River Lessee, L.L.C.
9.	LHO San Diego Financing, L.L.C.	53.	LHO Michigan Avenue Freezeout Lessee, L.L.C.
10.	LaSalle Washington One Lessee, Inc.	54.	LHO Michigan Avenue Freezeout, L.L.C.
11.	LHO Washington Hotel One, L.L.C.	55.	Lucky Town Burbank, L.P
12.	LHO Washington Hotel Two, L.L.C.	56.	Lucky Town Burbank Lessee, Inc.
13.	LHO Washington Hotel Three, L.L.C.	57.	Lucky Town Burbank, L.L.C.
14.	LHO Washington Hotel Four, L.L.C.	58.	NYC Serenade Lessee, L.L.C.
15.	I&G Capital, L.L.C.	59.	NYC Serenade, L.L.C.
16.	LaSalle Hotel Lessee, Inc.	60.	Souldriver Lessee, Inc.
17.	LHO Leesburg One Lessee, Inc.	61.	Souldriver, L.L.C.
18.	LHO Washington Hotel Six, L.L.C.	62.	Souldriver, L.P.
19.	LHO Indianapolis One Lessee, L.L.C.	63.	Ramrod Lessee, Inc.
20.	LHO Indianapolis Hotel One MM, L.L.C.	64.	Paradise Lessee, Inc.
21.	LHO Indianapolis Hotel One CMM, Inc.	65.	Glass Houses
22.	LHO Indianapolis Hotel One, L.L.C.	66.	DC One Lessee, L.L.C.
23.	LHO Alexandria One, L.L.C.	67.	DC Two Lessee, L.L.C.
24.	LHO Alexandria One Lessee, L.L.C.	68.	DC Three Lessee, L.L.C.
25.	LHO Santa Cruz Hotel One, L.L.C.	69.	DC Four Lessee, L.L.C.
26.	LHO San Diego Hotel One, L.L.C.	70.	DC Six Lessee, L.L.C.
27.	LHO San Diego Hotel One, L.P.	71.	DC I&G Capital Lessee, L.L.C.
28.	LHO Santa Cruz Hotel One, L.P.	72.	DA Entity, L.L.C.
29.	LHO San Diego One Lessee, Inc.	73.	RDA Entity, Inc.
30.	LHO Santa Cruz One Lessee, Inc.	74.	H Street Shuffle, L.L.C.
31.	LHO Grafton Hotel, L.P.	75.	H Street Shuffle Lessee, L.L.C.
32.	LHO Grafton Hotel Lessee, Inc.	76.	Wild Innocent I, L.P.
33.	LHO Grafton Hotel, L.L.C.	77.	Wild I, L.L.C.
34.	LHO Onyx One Lessee, L.L.C	78.	Innocent I, L.L.C.
35.	LHO Onyx Hotel One, L.L.C.	79.	Wild Innocent I Lessee, L.L.C.
36.	LHO Badlands, L.L.C.	80.	Chimes of Freedom, L.L.C.
37.	LHO Badlands Lessee, L.L.C.	81.	Chimes I, L.L.C.
38.	LHO Le Parc, L.L.C.	82.	Of Freedom I, L.L.C.
39.	LHO Le Parc, L.P.	83.	Chimes of Freedom Lessee, L.L.C.
40.	LHO Le Parc Lessee, Inc.	84.	Geary Darling, L.P.
41.	Westban Hotel Investors, L.L.C.	85.	Geary Darling, L.L.C.
42.	LHO Backstreets, L.L.C.	86.	Geary Darling Lessee, Inc.
43.	LHO Backstreets Lessee, L.L.C.	87.	RW New York, L.L.C.
44.	LHO Tom Joad Circle DC Lessee, L.L.C.	88.	RW New York Lessee, L.L.C.

89.	Chamber Maid, L.P.
90.	Chamber Maid, L.L.C.
91.	Chamber Maid Lessee, Inc.
92.	Seaside Hotel, L.P.
93.	Seaside Hotel, L.L.C.
94.	Seaside Hotel Lessee, Inc.
95.	Let It FLHO, L.P.
96.	Let It FLHO, L.L.C.
97.	Let It FLHO Lessee, Inc.
98.	PC Festivus, L.L.C.
99.	PC Festivus Lessee, L.L.C.
100.	Micasa Shucasa, L.L.C.
101.	Silver P, L.L.C.
102.	Silver P Lessee, L.L.C.
103.	LHOberge, L.P.
104.	LHOberge, L.L.C.
105.	LHOberge Lessee, Inc.
106.	Don't Look Back, L.L.C.
107.	Look Forward, L.L.C.
108.	Don't Look Back Lessee, L.L.C.
109.	Look Forward Lessee, L.L.C.
110.	Dim Sum, L.P.
111.	Dim Sum, L.L.C.
112.	Dim Sum Lessee, Inc.
113.	Fun to Stay, L.P.
114.	Fun to Stay, L.L.C.
115.	Fun to Stay Lessee, Inc.
116.	Serenity Now, L.P.
117.	Serenity Now, L.L.C.
118.	Serenity Now Lessee, Inc.
119.	Sunset City, L.L.C.
120.	Sunset City Lessee, L.L.C.